EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2022 with respect to the financial statements of Theravance Respiratory Company, LLC included in the Annual Report of Theravance Biopharma, Inc. on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

San Francisco, California

March 4, 2022